UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2012

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2012, FuelCell Energy, Inc. (“FuelCell”) entered into a Securities Purchase Agreement with POSCO Energy Co., Ltd. (“POSCO”). Under the terms of the Securities Purchase Agreement, POSCO has purchased 20,000,000 shares of Common Stock of FuelCell at $1.50 per share, for an aggregate investment of $30,000,000. Proceeds from this investment will be used towards the overall growth of FuelCell and for general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties and covenants related to FuelCell’s operations and assets. For the full text of the Securities Purchase Agreement, please refer to Exhibit 10.1 filed herewith.

Item 8.01	Other Events

On May 2, 2012, FuelCell issued a press release announcing the completion of POSCO’s $30,000,000 investment. A copy of FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated April 30, 2012

99.1	FuelCell Energy, Inc. Press Release issued May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 2, 2012	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated April 30, 2012

99.1	FuelCell Energy, Inc. Press Release issued May 2, 2012